Exhibit 99.2

Porch Group Appoints Rachel Lam and Maurice Tulloch to Board of Directors as Independent Directors

SEATTLE, August 16, 2021 -- Porch Group, Inc. (“Porch” or “the Company”) (NASDAQ: PRCH), a leading vertical software company reinventing home services, announced today that Rachel Lam and Maurice Tulloch have been appointed to its Board of Directors, effective August 12, 2021. Thomas Hennessy and Margaret Whelan, directors of the former special purpose acquisition corporation (SPAC) PropTech Acquisition Corporation (PTAC), simultaneously concluded their service on Porch’s Board after helping guide Porch through a successful transition into the public markets.

“With solid performance in the public markets thus far since our December 2020 de-SPAC transaction, we felt it was the right time to further strengthen our Board of Directors. We are excited to welcome two highly-qualified and experienced directors to our Board,” said Matt Ehrlichman, founder, chairman and CEO. “Rachel brings significant finance, corporate development, governance, and M&A experience that we believe will be additive to our team and strategy. Maurice brings to us decades of leadership and technical experience in the insurance industry, and we believe his executive and board experience in financial services will be a valuable complement to the Board. We look forward to their contributions as we continue to execute on our strategy and drive sustained growth and returns.” He added, “We wish Tom and Margaret the best in their future endeavors, and are appreciative of their partnership to date.”

“The PTAC team is incredibly proud of our partnership with Porch Group, including our stewardship of Porch to the public markets,” said Thomas Hennessy, former Chairman and Co-CEO of PTAC. “We believe that Porch has a bright future as the long-term winner in providing software for home services companies and other valuable services for homeowners such as insurance. I am excited about remaining a shareholder. We’re pleased to have worked with Porch’s Board to ensure a smooth transition to the new Directors, who collectively bring the right expertise to help guide the business to the next stage of growth and maturity.”

Javier Saade, lead independent director of Porch Group since May 2021, added, “We invested in a thorough search process to find talent that we believe will help Porch bolster independent governance, diversity of perspective, and leverage best-in-class experience and insight. Rachel and Maurice enhance the Board along several dimensions. Their decades of collective experience are important to the company’s trajectory, especially as it deepens its insurance and technology offerings and continues to evaluate growth opportunities and acquisitions. We look forward to working with Rachel and Maurice.”

Lam will serve as a Class I director and Tulloch as a Class III director. The Board expects to align on committee appointments for new directors in 2021.

About Rachel Lam

Lam is the Co-Founder and Managing Partner of Imagination Capital, an early-stage venture capital firm founded in 2017. From 2003 to 2017, Lam served as SVP and Group Managing Director of the Time Warner Investments Group, the strategic investing arm of Time Warner Inc. She managed Time Warner's investments in numerous digital media companies and served on the board of directors of privately held Maker Studios and Bluefin Labs prior to their sales to the Walt Disney Company and Twitter, respectively. Lam has previously served on twenty boards of directors over the years and currently serves on the board of Magnite (NASDAQ: MGNI), the leading, independent omni-channel sell-side software platform, empowering programmatic ad sales at a truly global scale, as well as on the non-profit board of The Center for Reproductive Rights. She also spent several years in investment banking within the M&A group at Morgan Stanley and the Media and Telecommunications group at Credit Suisse. Lam received a B.S. in industrial engineering and operations research from U.C. Berkeley in 1989 and an M.B.A. from Harvard Business School in 1994.

About Maurice Tulloch

From March 2019 until his retirement in July 2020, Tulloch was Group CEO at Aviva plc, a leading multinational insurance company headquartered in London. He joined the Board of Directors of Aviva as an Executive Director in June 2017. In his role at Aviva, he oversaw global leadership, operations, strategy, risk management and governance. In addition, from 1992 until 2019, Tulloch held many executive and leadership roles at Aviva prior to serving as its Group CEO. Tulloch has also served on several external boards including PoolRe and as Chair of ClimateWise. Tulloch received a B.A. in economics from University of Waterloo in 1992, an M.B.A. from Heriot-Watt University in 2002, and is a Chartered Professional Accountant CPA, CMA since 1998.

Forward Looking Statements

Certain statements in this release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events. For example, projections of business strategy and plans are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Porch and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) expansion plans and opportunities, including future and pending acquisitions or additional business combinations; and (2) other risks and uncertainties described in Porch’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

Nothing in this release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Porch does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.

About Porch Group

Seattle-based Porch Group, the vertical software platform for the home, provides software and services to more than 17,000 home services companies such as home inspectors, moving companies, real estate agencies, utility companies, and warranty companies. Through these relationships and its multiple brands, Porch provides a moving concierge service to homebuyers, helping them save time and make better decisions on critical services, including insurance, moving, security, TV/internet, home repair and improvement, and more. To learn more about Porch, visit porchgroup.com and porch.com.

Investor Relations Contact:

Walter Ruddy

Porch Group

(206) 715-2369

WalterRuddy@porch.com

Cody Slach/Matt Glover/Alex Thompson

Gateway Group, Inc.

(949) 574-3860

PRCH@gatewayir.com

Porch Press contact:

Jordan Schmidt

Gateway Group, Inc.

(949) 574-3860

PRCH@gatewayir.com